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KPMG LLP
4200 Norwest Center
90 South Seventh Street
Minneapolis, MN  55402







                            INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Advantus Real Estate Securities Fund, Inc.:


We consent to the use of our report dated September 3, 1999 incorporated by reference herein and to the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" and "INDEPENDENT AUDITORS" in Part A and "FINANCIAL STATEMENTS" in Part B of the Registration Statement.

                                        KPMG LLP


Minneapolis, Minnesota
March 1, 2000